QuickLinks -- Click here to rapidly navigate through this document

Confidential

Exhibit 10.11

        ***Text Omitted and Filed Separately
Pursuant to a Confidential Treatment Request
Under C.F.R. §§ 200.80(b)(4) and Rule 406
of the Securities Act of 1933, as amended.

Study Addendum # 1

Study Title:	"A Randomized, Double-Blind, Placebo-Controlled Study of the Effects of KW-3902IV in Maintaining Renal Function and Improving the Clinical Outcomes of Patients with Congestive Heart Failure and Renal Impairment Who Require Hospital Treatment with Intravenous Loop Diuretics for Fluid Overload."

Director of the Coordinating Center:                             [. . .***. . .]

Protocol Number:    KW-3902IV

This Agreement is entered into by and between Duke University ("Duke") and NovaCardia, Inc. ("Sponsor" or "NovaCardia") as an Addendum to the Master Clinical Research Agreement which was entered into by the parties effective June 1, 2006 and to establish specific terms for the conduct of the above referenced study (the "Study").

1.     Scope of Work.

  Duke shall coordinate the Study at Duke, and at the other clinical sites participating in the Study in accordance with the Protocol (Appendix 1) and the Scope of Work, Budget, and Payment Schedule (Appendix 2) which fully detail the research activities and responsibilities to be undertaken.

  The Director of the Coordinating Center at Duke shall direct and be responsible for Duke's activities in the Study. The Director of the Coordinating Center shall complete the Disclosure of Financial Interests form attached hereto as Appendix 3. The Director of the Coordinating Center at Duke for this Study shall be [. . .***. . .], who by signing below acknowledges the terms and conditions of the Master Research Agreement and this Addendum.

2.     Study Materials.

  Sponsor shall provide such supplies for use in the Study as the parties may agree in writing. Sponsor represents that use of the material under the Study Protocol has been approved by the U.S. Food and Drug Administration for investigational use.

3.     Publications Committee.

  Publications arising from the Study shall be coordinated by a Publications Committee in accordance with Article 9 of the Master Clinical Research Agreement and the Publications Committee Charter attached hereto as Appendix 4.

4.     Payments.

***Confidential Treatment Requested

1

  Sponsor agrees to reimburse Duke for expenses incurred in the conduct of the Study in accordance with the Budget and Payment Schedule (Appendix 3 and Appendix 4 respectively).

  Sponsor agrees to fund the research and pay Duke for all pass through expenses incurred in the conduct of the Study in accordance with the Budget and Payment Schedule. Sponsor agrees to pay all undisputed invoices received from Duke within thirty (30) days of receipt thereof in accordance with the terms of the Master Clinical Research Agreement.

5.     Transfer of Obligations.

  In accordance with 21 CFR § 312.52, Sponsor hereby transfers to Duke those obligations set forth in Exhibit B. Sponsor or its representative retains the responsibilities for IND safety reports pursuant to 21 CFR § 312.32, the responsibility for annual reports pursuant to 21 CFR § 312.33, the responsibility for discontinuing investigations pursuant to 21 CFR § 312.56(d) and the responsibility for informing investigators pursuant to 21 CFR § 312.55.

6.     Term.

  This Addendum shall become effective on the last date written below (the "Effective Date") and shall continue in effect until completion of the Study or its earlier termination in accordance with the Master Clinical Research Agreement. The research shall be conducted during a two (2) year period commencing on the effective date and concluding on or before May 2008.

7.     Other:

  For the purposes of the Study, all subcontractors engaged by Duke to perform obligations of Duke as may arise under the Master Clinical Research Agreement referenced above shall be considered "Duke Indemnitees", as such term is defined in Section 12.1 of the Master Clinical Research Agreement, except for (i) Participating Institutions and Participating Investigators, which are excluded from such definition pursuant to the last sentence of Section 12.1 of the Master Clinical Research Agreement and (ii) [. . .***. . .].

AGREED:

DUKE UNIVERSITY		NOVACARDIA, Inc.
By:	/s/ R. Sanders Williams, MD	By:	/s/ H. Dittrich
R. Sanders Williams, MD Dean, School of Medicine		Printed Name: H. Dittrich
Title: CMO
Date executed: 9/15/06		Date executed: 9/21/06

***Confidential Treatment Requested

2

Confidential

APPENDIX 1

PROTOCOL

(SENT BY SEPARATE COVER)

Confidential

PROTOCOL

KW-3902IV in the Treatment of Subjects with Acute Heart Failure Syndrome CKI-301

[Protocol comprised of technical description of methods for conducting the clinical trial.]

Confidential

PROTOCOL

KW-3902IV in the Treatment of Subjects with Acute Heart Failure Syndrome CKI-302

[Protocol comprised of technical description of methods for conducting the clinical trial.]

Confidential

APPENDIX 2

Presented by

Duke Clinical Research Institute DUKE UNIVERSITY MEDICAL CENTER

Project

"A Randomized, Double-Blind, Placebo-Controlled Study of the Effects of KW-3902IV in Maintaining Renal Function and Improving the Clinical Outcomes of Patients with Congestive Heart Failure and Renal Impairment Who Require Hospital Treatment with Intravenous Loop Diuretics for Fluid Overload.

"Protect I & II"

Prepared For

NovaCardia, Inc.

Revised Submission Date: 14 July 2006 (R3)
Revised Submission Date: 29 June 2006
Revised Submission Date: 05 May 2006
Original Submission Date: 02 November 2005 (Ballpark)

Duke Clinical Research Institute
All Rights Reserved
Copyright ©2006

Confidential

Table of Contents

Introduction	4
Project Summary	4
Study Specifications and Assumptions	7
Trial Specifications	7
Estimated Study Timeline	8
Task Responsibility Grid	8
Study Assumptions	12
Project Protocols	13
Site Selection and Start up	13
CRF Development	14
Informed Consent Template Development	14
Other Study Documents	14
Study Website Development	14
Investigator Meetings	15
Clinical Leadership	15
Project Management	15
Site Management	16
Site Monitoring	16
Data Management	18
Safety Surveillance	20
Data Monitoring Committee (DMC)	22
Biostatistics	22
Clinical Events Classification Management	23
Medical Writing Clinical Study Report	23
Medical Writing Manuscript	24
Cost Estimate Protect I & II	25
Payment Terms	26
Duration of Proposed Terms	27
Changes to Existing Proposal	27
Ultimate Authority	27

Confidentiality

        Duke Clinical Research Institute (DCRI) considers the information contained in this proposal, or other information provided to NovaCardia Incorporated (NovaCardia) in connection with this proposal, proprietary and/or confidential to the DCRI. Accordingly, please do not copy use, distribute, or disclose to others without the DCRI's prior approval, other than for evaluation of the proposal.

Operational Strategies

        This document represents ideas and strategies proposed by DCRI, a department of Duke University Medical Center (DUMC) at Duke University (Duke). This proposal and DCRIs performance of research for NovaCardia does not represent a guarantee of, or imply (i) access to, or endorsement by Duke: (ii) inclusion of product(s) on the preferred drug list; or (iii) access to DUMC's patients or providers.

Introduction

        The DCRI is pleased to present NovaCardia with this proposal revision for research activities in support of the CKI-301 and CKI-302 parallel studies entitled, "A randomized, double-blind, placebo-controlled study of the effects of KW-3902IV on clinical outcomes of patients with congestive heart failure and renal impairment who require hospital treatment with intravenous loop diuretics for fluid overload." These research activities include Faculty Leadership, Project Management, Site Management and Monitoring, Safety Surveillance, Website Creation and Maintenance, Data Management, Statistical activities including the creation and management of a Data Monitoring Committee (DMC), select Clinical Events Classification Management (CEC) activities, and Medical Writing activities.

        This project budget is based on information received to date from Leeanne Pearson and Howard Dittrich of NovaCardia; including ongoing discussions with Howard Dittrich, NovaCardia comments on the DCRI Proposal dated May 5th, 2006, and the original RFP and a protocol summary for the phase III project received on October 14th, 2005. In addition, the DCRI faculty and staff have discussed operational parameters for this trial to formulate a cost estimate for this important project.

Project Summary
Protect I & II Budget Revisions

        The revised project budget includes the following changes.

  •
  The Estimated Study Timeline has been adjusted to show:

  •
  The Study Start-Up Activities Begin at DCRI date is changed from 05 March 2006 to 01 May 2006

  •
  The First Subject Enrolled date is changed from 04 July 2006 to 04 August 06

  •
  These timeline changes reduce the Start-up activities period by one month, from four months to three months

  •
  The Last Subject Ends Follow-up is changed from [. . .***. . .] to [. . .***. . .]

  •
  This timeline change increases the patient accrual period by [. . .***. . .], from [. . .***. . .] to [. . .***. . .].

  •
  The All Sites Closed period of [. . .***. . .] is removed from the chronological timeline. Sites will be closed in conjunction with the other closeout activities.

        These changes increase the overall project timeline from [. . .***. . .] to [. . .***. . .]. Please see Estimated Study Timeline with revisions below.

Estimated Study Timeline
General Study Milestones	Original Date	Revised Date
Letter Of Intent Signature (For Study Planning Tasks)	December 2005	December 2005
Study Start-Up Activities Begin at DCRI	05 March 2006	01 May 2006
First Subject Enrolled	04 July 2006	04 August 2006
Last Subject Ends Follow-up	[. . .***. . .]	[. . .***. . .]
Last CRF in-house, Database Locked	[. . .***. . .]	[. . .***. . .]
All Sites Closed	[. . .***. . .]	[. . .***. . .]
Statistical Reporting Completed	[. . .***. . .]	[. . .***. . .]
Final Study Report Completed	[. . .***. . .]	[. . .***. . .]
Estimated Total Project Duration	[. . .***. . .]	[. . .***. . .]

***Confidential Treatment Requested

  •
  The level of effort involved in In-house Site Management and Faculty Thought Leadership has been reduced which is shown in decreased fees in both total and unit costs in these line items.

  •
  The number of internal team meetings and the number of teleconferences with NovaCardia are each increased from [. . .***. . .] to [. . .***. . .] due to the increased project timeline.

  •
  The level of effort involved in line items, "Project Management & Administration", "Clinical Helpline", has been adjusted to reflect the same level of effort over the longer period of time, thus you will note a lower monthly (average) unit cost in these cases.

  •
  In addition, line items show a modest inflationary increase due to the shift in timelines further into the future. However, the total project budget is decreased.

  •
  The number of DCRI attendees at the three Non-North American investigator meetings has been reduced from the entire project team attending to two investigators and the project leader in attendance. This shows a decrease in the line item Investigator meetings for both DCRI labor and estimated pass-through expenses.

  •
  Text is included to note that some study coordinator teleconferences may be replaced by sponsor web casts, web cast fees to be paid by NovaCardia, and that only study coordinator teleconferences that occur will be invoiced. Time for DCRI participation in sponsor web casts is not included in the project budget. No change is made to the project budget.

  •
  'Vaccine' is replaced with 'Drug'. No change is made to the project budget.

  •
  Shipping charges will be made to the DCRI account and passed through to NovaCardia. The estimated shipping fees remain in the project budget. The actual shipping fees plus [. . .***. . .]% overhead fee will be invoiced to NovaCardia.

  •
  Line items to the project budget summary have been added to show per trip travel estimates and maintenance effort by month for the following activities:

  •
  Evaluation, Initiation and Interim Monitoring visits

  •
  Clinical Database Creation

  •
  Clinical Database Maintenance

  •
  Query Programming

  •
  Query Maintenance

  •
  Website Development

  •
  Website Maintenance

  •
  Develop Randomization Scheme

  •
  Maintain Randomization Scheme

  •
  IVRS Randomization

***Confidential Treatment Requested

Budget Summary

        The estimated Project Fees are shown in the summary below. Our estimate assumes that we will follow DCRI standard operating procedures and includes estimated pass-through costs for travel, IVRS fees, IRB fees, Central Laboratory fees, shipping fees, and the project-specific Clinical Help Line. The estimated investigator payments, Hesperion, and Outcomes fees are also included. Our project estimate depends primarily on the finalized protocols and operational plan from which we develop our project specifications and assumptions. Should the project specifications and assumptions described in this document change, we may revise our estimate as needed pursuant to such changes. The Project Fees and Expenses are further detailed in the Cost Estimate Section of this document.

	DCRI Fees		Hesperion Fees		Estimated Pass Through Expenses Total		Investigator Payments Total		Grand Total
Global Activities	$	[. . .***. . .]	$	[. . .***. . .]	$	[. . .***. . .]	$	[. . .***. . .]	$28,716,239

***Confidential Treatment Requested

Study Specifications and Assumptions

Trial Specifications

        The following specifications were used to generate our estimate for the trial. As previously stated, changes in the specifications and scope of work will result in revisions of the project budget.

Trial Specifications
Description	Number
Number of Patients Screened/Enrolled/Completed	1520/1520/1520
Number of Sites	160
Location of Sites	[. . .***. . .] in North America
Location of Sites	[. . .***. . .] in Europe, [. . .***. . .] in Israel
Length of Start-up Period	[. . .***. . .] Months
Length of Enrollment Period	[. . .***. . .] Months
Length of Treatment & Follow-up Period	[. . .***. . .] Months
Length of Closeout Period	[. . .***. . .] Months
Length of Total Timeline	=[. . .***. . .] Months
Number of Site Evaluation Visits NA/EU/I	[. . .***. . .] Visits
Number of Site Evaluation Calls NA/EU/I	[. . .***. . .] Visits
Number of Site Initiation Visits NA/EU/I	[. . .***. . .] Visits
Number of Interim Site Monitoring Visits NA/EU/Israel	NA, [. . .***. . .] 1-Day On-site Visits EU, [. . .***. . .] 1-Day On-site Visits Israel, [. . .***. . .] 1-Day On-site Visits
Number of Site Audits	3/2/1 Site Audits
Number of Site Closeout Visits NA/EU/I	[. . .***. . .] Visits
Number of Investigator Meetings	4, 1 in United States 1 in Europe 1 in Israel 1 in Russia
Number of Unique CRF Pages, Number of Total CRF Pages per Completed Patient	[. . .***. . .] Unique, [. . .***. . .] Total Pages Per Completed Patient Collected (Including Safety and CEC Pages)
Number of DMC Meetings	[. . .***. . .] in Person, (Including [. . .***. . .] to Prepare charter) and [. . .***. . .] Teleconferences
Number of DMC Analyses	[. . .***. . .]
Number of SAS Data Transfers to Sponsor	1 Final Database Transfer Which will Include a Test Transfer
Number of Tables, Figures & Listings (TFLs) for DMC and Final Analyses	83 Total TFLs, 45 Tables, 8 Figures, and 30 Listings

***Confidential Treatment Requested

Estimated Study Timeline

        The study timeline detailed in the table below are based on information provided by NovaCardia. Costs associated with the study are estimated based on the information presented in the timeline below. Please note that the DCRI looks forward to discussing and revising the estimated study timeline as needed with NovaCardia should operational plans change.

Estimated Study Timeline
General Study Milestones	Date
Letter Of Intent Signature	December 2005
Study Activities Begin at DCRI	01 May 2006
First Subject Enrolled	04 August 2006
Last Subject Ends Follow-up	[. . .***. . .]
Last CRF in-house, Database Locked	[. . .***. . .]
All Sites Closed	[. . .***. . .]
Statistical Reporting Completed	[. . .***. . .]
Final Study Report Completed	[. . .***. . .]
Estimated Total Project Duration	[. . .***. . .] Months

Task Responsibility Grid

        The grid below represents DCRI's understanding of the tasks that the DCRI will provide to NovaCardia. An "X" in either column denotes responsibility for completion of the task. An "X" in both columns denotes shared responsibility for completion of the task. Any tasks that are not named or included in the grid are assumed to be the responsibility of NovaCardia or their designee.

        NovaCardia has the ultimate authority and responsibility for this project. If selected, the DCRI will provide these project-specific activities to NovaCardia, all of which will be subject to NovaCardia's approval and pursuant to NovaCardia's instructions.

Task Responsibility Grid
Task	NovaCardia or Designee	DCRI or Designee
Project Startup
Distribute approved protocol to sites		X
Identify investigative sites		X
Select investigative sites		X
Approve selected investigative sites	X
Negotiate site budget and contract with investigative sites		X
Collect regulatory documents from investigative sites		X

***Confidential Treatment Requested

Task Responsibility Grid
Task	NovaCardia or Designee	DCRI or Designee
Assist sites with obtaining IRB regulatory approval (NA sites)		X
Establish clinical trial insurances for participating countries	X
Identify and select central IRB (US)		X
Approve selected central IRB (US)	X
Identify and select central laboratory		X
Approve selected central laboratory	X
Identify and select IVRS vendor		X
Approve selected IVRS vendor	X
Identify and select drug labeling and distribution vendor	X
Approve selected drug labeling and distribution vendor	X
Design CRF and instructions template		X
Review and comment CRF and instructions template	X	X
Approve CRF and instructions template	X
Design informed consent template	X	X
Approve informed consent template	X
Provide certified translations of study documents (Hesperion)		X
Distribute study documents including CRFs, CRF instructions, enrollment materials, and regulatory binders		X
Prepare and conduct one 1/2-day CRA training to be held in conjunction with the investigator meetings		X
Additional Study Materials
Design, produce, and distribute all in-service materials		X
Website Development and Maintenance
Design Website for viewing by all study personnel		X
Provide Website security and maintenance		X
Investigator Meetings
Organize and attend investigators meetings	X	X
Design, produce, and distribute meeting materials		X
Prepare and maintain attendance records		X
Provide medical and scientific project relevant presentations	X
Provide CRF and data management overview training at investigator's meetings		X
Project Management
Organize, prepare, and participate in regularly scheduled project teleconferences	X	X
Organize, prepare, and participate in regularly scheduled project face-to-face meetings	X	X
Organize, prepare, and manage study coordinator's teleconferences (10)		X

Task Responsibility Grid
Task	NovaCardia or Designee	DCRI or Designee
Administer investigator grants		X
Manage and administer payments to central IRB (US)		X
Manage and administer payments to central Lab		X
Manage and administer payments to IVRS vendor		X
Manage Hesperion		X
Manage and administer payments to drug distribution vendor	X
Manage project team		X
Provide project status reports		X
Site Management
Setup, maintain, and archive central files		X
Manage & track non-clinical supplies (as specified in assumptions) to sites		X
Create and maintain patient enrollment tracking tool		X
Perform routine phone contact with study sites		X
Provide study training of investigational site personnel according to approved monitoring plan		X
Provide copies of Investigator and regulatory files to NovaCardia		X
Assist with query resolution		X
Site Monitoring
Develop monitoring plan		X
Approve monitoring plan	X
Conduct site evaluation visits	X	X
Conduct site evaluation telephone calls		X
Prepare site evaluation reports and follow up letters		X
Conduct site initiation visits	X	X
Prepare site initiation visit reports and follow up letters		X
Conduct interim site monitoring visits		X
Prepare interim site monitoring visit reports and follow up letters		X
Conduct site closeout visits		X
Prepare site closeout visit reports and follow up letters		X
Provide copies of monitoring reports and follow-up letters to NovaCardia with the monthly status reports		X
Safety Surveillance and Medical Monitoring
Create safety monitoring plan		X
Collect and review SAE data		X
Database SAEs (DCRI database)		X
Provide SAE tracking logs and copy of SAE reports to NovaCardia regularly		X
Prepare SAE narratives		X

Task Responsibility Grid
Task	NovaCardia or Designee	DCRI or Designee
Prepare IND safety reports		X
Submit safety reports to FDA	X
Submit safety reports to Ex-US regulatory authorities		X
Review patient safety data listings	X	X
Data Management and Surveillance
Provide data management plan		X
Review data management plan	X
Develop data transfer specifications for the central laboratory		X
Design database specifications for clinical data		X
Program project specific reports		X
Approve data management plan and database specifications	X
Provide data entry		X
Provide query resolution		X
Specify which coding dictionaries to be used	X
Perform manual coding of adverse events, concomitant medications, concurrent diseases		X
Receive electronic data files from central laboratory		X
Receive electronic data files from IVRS		X
Reconcile data transfers		X
Design QA checks data cleaning & database lock		X
Approve QA checks data cleaning & database lock.	X
Quality Assurance
Conduct site audits	X	X
Audit database		X
Audit trial master file	X	X
Audit clinical study report		X
Respond to audits by Novacardia		X
Statistics
Provide statistical review of protocol design		X
Develop statistical analysis plan (SAP)		X
Approve SAP	X
Develop and maintain randomization scheme		X
Approve randomization scheme	X
Develop analysis file specifications		X
Program and validate SAS analysis files		X
Program, validate, and review tables, figures, and listings		X
Produce final statistical analysis report		X
Approve statistical report	X
Archive project-specific SAS analysis files & SAS programs		X
Select DMC members	X
Approve DMC members	X

Task Responsibility Grid
Task	NovaCardia or Designee	DCRI or Designee
Develop DMC Charter and analysis plan		X
Develop and program DMC, table, figure, and listing shells		X
Finalize DMC table, figure, and listing shells		X
Review and approve DMC tables, figures, listings shells	X
Prepare DMC reports		X
Organize DMC meetings and teleconferences		X
Attend DMC meetings and teleconferences as appropriate		X
Approve SAS dataset transfer specifications	X
Transfer DCRI SAS database to NovaCardia		X
Provide all study documents to NovaCardia in electronic form		X
Clinical Events Committee
Develop CEC review forms		X
Develop CEC CRF pages		X
Identify CEC reviewers	X	X
Contract with event reviewers to adjudicate events		X
Administer payments to event reviewers		X
Identify event triggers		X
Work with data management to program database		X
Event adjudication management		X
Track events and event adjudication processing		X
Clinical Study Report (CSR)
Prepare annotated outline of CSR		X
Review annotated outline of CSR	X	X
Complete CSR with data from SAS files		X
Review CSR with subsequent revisions	X	X
Approve final CSR	X
Manuscript
Prepare manuscript		X
Review manuscript	X	X

Study Assumptions

        Below are the assumptions used by the DCRI faculty and staff to define the DCRI tasks for the CKI-301-302 protocols. Any task assumption not mentioned is understood to be provided by NovaCardia or their designee. The cost associated with the performance of these tasks is detailed in the Cost Estimate Section of this document.

Project Protocols

1.
The DCRI will maintain version control and will submit revised protocols to the central IRB and provide revised protocols to the investigative sites for submission to their local IRBs and to Hesperion for appropriate distribution and submissions.

Site Selection and Start up

2.
The DCRI will identify potential investigative sites, administer, compile, and review screening questionnaires via telephone and or fax, and qualify potential investigative sites for participation in the trial. The DCRI will provide the list of investigative sites qualified to NovaCardia for review. NovaCardia will approve the investigative sites selected to participate in the trial.

3.
The DCRI will execute confidentiality agreements with the interested sites prior to distributing the protocol, investigator's brochure, and informed consent templates. The DCRI will use its standard confidentiality agreement template. All templates will be pre-approved by NovaCardia.

4.
The DCRI will conduct [. . .***. . .] on-site evaluations visits to North American (NA) sites to verify site facilities and personnel for conducting the trial. These visits will include eight hours of travel, four hours on site, and four hours for preparation and follow-up activities per visit. Hesperion will conduct [. . .***. . .] site evaluation visits to European (EU) sites, these visits will include eight hours of travel, four hours on site, and four hours for preparation and follow-up activities per visit. Hesperion will also conduct [. . .***. . .] site evaluation visits to sites in Israel (I). These visits will include four hours of travel, four hours on site, and four hours for preparation and follow-up activities per visit.

5.
The DCRI will perform [. . .***. . .] site evaluation telephone calls to NA sites. These calls will include two hours on the phone with site personnel and four hours for preparation and follow-up activities per call. Hesperion will conduct [. . .***. . .] site evaluation calls to EU sites and [. . .***. . .] site evaluation calls to I sites.

6.
The DCRI and Hesperion will prepare evaluation visit and call reports and follow-up letters The DCRI will review and provide copies to NovaCardia.

7.
The DCRI will negotiate site budgets and contract with the [. . .***. . .] NA sites selected for participation in the trial using NovaCardia pre-approved DCRI contract templates. Hesperion will negotiate site budgets and contract with the [. . .***. . .] EU sites and [. . .***. . .] I sites.

8.
NovaCardia will provide all site payment monies to the DCRI for the NA sites for deposit in a 'draw down account' so that the DCRI remains in a 'cash neutral' position. The DCRI will prepare and present estimated site payment 'future needs' reports to NovaCardia who will replenish the site payment account as needed.

9.
The DCRI will collect, review, and verify completeness and accuracy of regulatory documents from the NA investigative sites. Hesperion will collect, review, and verify completeness and accuracy of regulatory documents from the Non-NA investigative sites.

10.
The DCRI will assist the sites with obtaining IRB committee regulatory approval.

11.
Hesperion will establish clinical trial insurances for participating countries and will provide assistance with those sites in obtaining Ethics Committee's regulatory approval.

***Confidential Treatment Requested

12.
The DCRI will identify and select a central IRB for the NA sites. NovaCardia will approve the selected IRB.

13.
The DCRI will identify an select a central laboratory (ICON). NovaCardia will approve the selected central laboratory.

14.
The DCRI will identify and select an IVRS vendor (ICTI). NovaCardia will approve the selected IVRS vendor.

15.
NovaCardia will identify, select, and administer payments to a drug labeling and distribution vendor. The DCRI will review drug labeling. Hesperion will assist in label translations. DCRI will monitor drug supply. NovaCardia will approve initial drug shipments.

CRF Development

16.
The DCRI will design the CRF, which will include the data points, CEC, and SAE collection pages, and the CRF completion instructions.

17.
The DCRI assumes DCRI CRF templates will be used. Templated materials include demographics data, clinical laboratory panels, concomitant medications, and adverse events assessments.

18.
NovaCardia will review the CRF design. The DCRI will coordinate and manage CRF design review and changes, assuming up to three rounds of review. NovaCardia will approve the CRF design.

19.
DCRI will create the CRF pages and the CRF completion instructions. The DCRI assumes that [. . .***. . .] of the CRF pages will be unique, and, including safety and CEC entry pages, a maximum of [. . .***. . .] pages per completed patient.

20.
The DCRI will distribute the CRF and the CRF completion instructions to the investigative sites.

Informed Consent Template Development

21.
NovaCardia will design the informed consent template and finalize it with input from the DCRI and Hesperion. This template will meet the informed consent form requirements set forth in 21 CFR Part 50.25, in the International Conference on Harmonization Guidelines for Good Clinical Practice, Section 4.8. The DCRI will coordinate and manage informed consent template design review and changes, assuming up to two rounds of review.

22.
The DCRI will distribute the informed consent template to the investigative sites.

Other Study Documents

23.
The DCRI will design, produce, and distribute all in-service materials. These materials include: enrollment materials, manual of operations, site regulatory binders, and site recruitment aids.

24.
Hesperion will provide certified translations of study documents.

Study Website Development

25.
The DCRI will design a study specific website for viewing by all study personnel.

26.
The DCRI will provide website security.

27.
The DCRI will maintain the study website over the life of the project.

***Confidential Treatment Requested

Investigator Meetings

28.
NovaCardia will hold four, two-day investigator meetings, one in Europe, one in North America, one in Israel or Cypress, and one in Russia. The DCRI attendees will include [. . .***. . .] and[. . .***. . .], the Project Leader, the Senior Statistician, the Data Manager, Safety Surveillance, CEC, and Site Management team members for the meeting in North America. [. . .***. . .], [. . .***. . .], and [. . .***. . .] will attend also attend the other three meetings. The DCRI will prepare and present training discussions on the CRF and data handling at the meetings at the NA meeting.

29.
The DCRI will design, with input from NovaCardia, produce, and distribute the investigator meeting agendas, invitations, and meeting binders, and will prepare the meeting attendance records.

30.
NovaCardia will provide medial and scientific project relevant presentations at the meetings.

31.
The DCRI will contract with an experienced vendor for meeting planning services such as space, travel food, lodging etc. The DCRI will organize and conduct all the meetings.

Clinical Leadership

32.
[. . .***. . .] and [. . .***. . .] will provide overall clinical leadership for the coordinating center. This will include clinical guidance and consultation to project team members, the various Committees, the laboratory, and NovaCardia. They will attend team meetings, provide input on CRF and query development, present at the investigator training meetings, act as a resource for the operations team, oversee the Clinical Helpline, provide input on the Clinical Study Report and develop the study manuscript.

Project Management

33.
One individual from the DCRI, the Project Leader [. . .***. . .], and one individual from NovaCardia will be identified as the primary operational contacts.

34.
The DCRI will provide project leadership for [. . .***. . .] months. The DCRI Project Leader will monitor and verify that work carried out is in accordance with Good Clinical Practice (GCP) and complies with FDA requirements.

35.
The DCRI will participate in regularly scheduled teleconferences with NovaCardia.

36.
The DCRI will conduct regular internal team meetings to review project progress, resolve project-specific issues, and disseminate project information.

37.
The DCRI will conduct ten, hour-long teleconferences with site study coordinators to review project progress, resolve project-specific issues, and disseminate project information. The coordinators will be encouraged to share project-related successes. A sponsor web-cast may take the place of several of these teleconferences, only study coordinator teleconferences that take place will be invoiced to NovaCardia.

38.
The DCRI assumes that all project work will be conducted according to DCRI SOPs.

39.
The DCRI will manage and administer payments to the central IRB (NA), the central laboratory, and the IVRS vendor.

40.
The DCRI will manage and administer payments to the NA investigative sites.

41.
The DCRI will manage Hesperion's project team and will review Hesperion invoices, NovaCardia will administer payments to Hesperion.

***Confidential Treatment Requested

42.
NovaCardia will provide investigator fees directly to Hesperion to administer investigator payments to the European and Israeli sites.

43.
The DCRI will plan, manage, and oversee project costs and schedules, including the identification of potential out of scope work before it is performed for the contracted activities, and provide regular project status reports to NovaCardia.

Site Management

44.
The DCRI will prepare an Investigator and Regulatory file according to the DCRI SOPs for each of the NA sites participating in this study. These files will contain all relevant study documentation that serves to demonstrate compliance with GCP and with all regulatory requirements and will include but may not be limited to:

    Form FDA 1572
    CV (including appropriate documentation of licensure) for the Investigator and Sub investigator)
    Protocol signature page
    Financial Disclosure Information
    IRB membership lists or IRN assurances
    IRB submission letter for investigator brochure and safety letter
    IRB approved informed consent form
    IRB approval letter (for protocol and informed consent form)
    Laboratory certifications

45.
Hesperion will create and maintain site study files for the European and Israeli sites.

46.
The DCRI will maintain these project files until study completion, and then will archive or transfer them to NovaCardia.

47.
The DCRI will manage and track the distribution of non-clinical supplies to the investigative sites.

48.
The DCRI will create and maintain a patient enrollment tracking tool with input from the IVRS.

49.
The DCRI will perform routine phone contact with the NA study sites to discuss study status and answer questions. Hesperion will perform routine phone contact with the Non-NA study sites to discuss study status and answer questions.

50.
The DCRI will provide project specific training for the investigative sites via the investigator meetings, site initiation visits, and regular telephone contact.

51.
The DCRI will provide originals of investigator and regulatory files to NovaCardia.

52.
The DCRI site management team will assist with NA sites query resolution.

Site Monitoring

53.
The DCRI will develop a monitoring plan with input from NovaCardia. NovaCardia will approve the monitoring plan. The DCRI will maintain and follow the approved site monitoring plan.

54.
The DCRI will conduct [. . .***. . .] on-site initiation visits at the NA sites. Each of these on-site initiation visits will include eight hours of travel, six hours on-site, and four hours for preparation and follow up activities. Hesperion will conduct [. . .***. . .] on-site initiation visits at the

***Confidential Treatment Requested

  EU sites, each of these on-site initiation visits will include eight hours of travel, four hours on-site, and four hours for preparation and follow up activities. Hesperion will also conduct [. . .***. . .] on-site initiation visits at the Israeli sites. Each of these on-site initiation visits will include four hours of travel, four hours on-site, and four hours for preparation and follow up activities

55.
The on-site initiation visits will include a review of the sites facilities and personnel, the protocol activities, and will verify the site's readiness to begin screening patients for participation in the trial.

56.
The DCRI will prepare on-site initiation visit reports and follow up letters using the DCRI standard formats and will provide copies to NovaCardia.

57.
The follow-up letters will include a summary of visit discussions, identification of action items and their resolution, request(s) for outstanding documentation, etc., in accordance with the DCRI SOPs.

58.
The DCRI will conduct [. . .***. . .] interim site monitoring visits at the [. . .***. . .] NA sites, an average of five per site, based on enrollment at the sites. Each of these interim monitoring visits will include eight hour of travel, eight hours on site, and four hours of preparation and follow up activities. Hesperion will conduct [. . .***. . .] interim site monitoring visits at the [. . .***. . .] EU sites, an average of eight per site, based on enrollment at the sites. Each of these interim monitoring visit wills include eight hours of travel, eight hours on site, and four hours of preparation and follow up activities. Hesperion will conduct [. . .***. . .] interim site monitoring visits at the [. . .***. . .] Isreali sites, an average of eight per site, based on enrollment at the sites. Each of these interim monitoring visit wills include four hours of travel, 8 hours on site, and four hours of preparation and follow up activities.

59.
100% verification of critical variables as identified in the monitoring plan will be performed during the on-site monitoring visits.

60.
The DCRI will provide interim monitoring visit reports and associated follow-up letters to NovaCardia.

61.
Monitoring visit preparation may include, but not be limited to, the following:

(a)
Determination of outstanding data and/or regulatory issues.

(b)
Site contact to schedule and review planned on-site monitoring activities.

(c)
Identification of other action items to be addressed while on-site.

62.
Periodic monitoring visits will include a review of patient records, CRFs, and other study related documentation. Site Monitors will be responsible for the following:

(a)
Conducting drug accountability audits.

(b)
Monitoring of SAEs. Site Monitors will monitor SAEs for those participating sites scheduled for a monitoring visit and also document, forward, and/or investigate any verbal report of an SAE.

(c)
Performing 100% Source Document Verification (SDV) of the ICFs, 100% verification of critical variables as identified in the monitoring plan, and reportable SAEs on all randomized and treated subjects according to the Monitoring Plan.

(d)
Reviewing CRFs for accuracy and completeness of information, legibility, missing data including omission of specific individual data elements and any concomitant drugs, intercurrent illness, serious adverse events, missing patient visits or examinations, and other pertinent items pursuant to the Protocol, and compatibility with source documents.

***Confidential Treatment Requested

  (e)
  Verifying the investigator or an appropriate designee's review of the CRFs.

  (f)
  The DCRI monitor will prepare visit reports and follow-up letters after each routine monitoring visit. The DCRI will review and approve all visit reports and follow-up letters. NovaCardia will be sent approved site visit reports and follow-up letters.

63.
The Monitors will assist the investigative sites in resolving data discrepancies as identified by Source Document Verification or Clinical Data Management procedures.

64.
The DCRI will conduct three on-site audits at sites. An audit report will be prepared and forwarded to NovaCardia and the DCRI project team for each audit. The DCRI project team will assist the audited sites with resolution of any audit findings.

65.
The DCRI will conduct [. . .***. . .] on-site closeout visits at the NA sites. Each closeout visit will include eight hours of travel, eight hours on-site, four hours for preparation and follow up activities. Hesperion will conduct [. . .***. . .] on-site closeout visits at the European sites. Each closeout visit will include eight hours of travel, six hours on-site, four hours for preparation and follow up activities. Hesperion will conduct [. . .***. . .] on-site closeout visits at the Israeli sites. Each closeout visit will include four hours of travel, six hours on-site, four hours for preparation and follow up activities.

66.
Site closeout activities will include:

(a)
Final review, inventory, and collection of outstanding data.

(b)
Final review, inventory, and return unused supplies and study drug to NovaCardia or its designated vendor within five business days of the study close out visit.

(c)
Final review, inventory, and archival requirements of study files.

(d)
Final review and resolution of any outstanding action items.

(e)
Complete and forward a detailed close out summary letter outlining pertinent details discussed and agreed upon action to the investigator.

67.
The DCRI monitor will document close out activities by written reports and follow-up letters after trip return. NovaCardia will be provided with approved reports and letters.

Data Management

68.
The DCRI will provide a lead Data Manager (Clinical Data Specialist) who will be responsible for overseeing data processing activities.

69.
The DCRI will develop a data management plan. This plan will comply with the ICH GCPs and FDA regulations. The data management plan will detail the data validation plan, data management guidelines-data retrieval processes, CRF handling, and data entry instructions and conventions which will include the override guidelines.

70.
The DCRI will create an annotated CRF. Database structure, field names, and data types will be specified on the annotated CRF following the DCRI standards whenever possible. The DCRI will provide these specifications to NovaCardia for approval and sign-off prior to programming.

71.
The DCRI will develop data validation check specifications and the DCRI will program, test, and edit them.

72.
The DCRI will provide Validation Reports to NovaCardia.

***Confidential Treatment Requested

73.
NovaCardia will approve the clinical and laboratory database specifications for the project.

74.
The DCRI will create one study database in Clintrial™ 4.4, including designing and programming data entry screens, and programming the database to receive core lab data.

75.
DCRI will program a total of 170 queries or programmed validations. Any increase change to the number of programmed queries may be considered a change in scope.

76.
A total of 46,200 pages will require data entry and query resolution. Screen failure data will not be data-entered and queried.

77.
A maximum of 2 CRF submissions per patient is assumed.

78.
The monitor will pick up completed CRFs to deliver to the DCRI. A copy of the CRF and all data changes will be maintained at the clinical sites. DCRI's overnight courier account number for CRF shipping will be used. Some sites, chosen by NovaCardia and the DCRI, may be notified to overnight completed but not monitored CRF pages directly to the DCRI.

79.
All study-related submissions will be directed to a central location. Document handling will include, but may not be limited to, the following:

(a)
Creating patient-specific file folders

(b)
Distributing folders for data entry

(c)
Providing overall security of project documents

80.
The DCRI will review the CRFs prior to data entry and confirm that all pages have been received for data entry. Preparation for data entry will follow this review in accordance with the DCRI SOPs and standards.

81.
The DCRI will perform data entry using independent, double-key data entry methods in accordance with the DCRI SOPs and standards. The DCRI will enter the data twice, with each entry performed by a different data technician.

82.
All CRFs data entered into the database will be supported and logged with system generated audit trails. These audit trails will remain as a part of the final clean study database.

83.
The DCRI will generate the queries electronically by patient.

84.
The DCRI will enter data and review the CRF for discrepancies. Discrepancies will be handled as described in the Discrepancy Management Work Instructions. The Discrepancy Management Work Instructions will be developed with input from NovaCardia and the project team.

85.
The DCRI and NovaCardia will review data listings on an ongoing basis to monitor data entry quality and data processing guideline adherence.

86.
The DCRI will enter computer-generated and manually-generated query replies into the database.

87.
The DCRI will track queries and distribute reports about query status (by patient and overall) via weekly/monthly project status reporting.

88.
The DCRI will identify and distribute information concerning highly queried items to site management clinical operations (who distributes to the applicable CRA(s)) and communicate trends to NovaCardia.

89.
The DCRI will be responsible for manual medical coding. An estimate three AE terms, two concomitant medication terms, and two medical history terms per patient are included for a total of 10,640 terms to be manually coded.

90.
The DCRI will provide the coding dictionaries and guidelines for review and approval by NovaCardia. In compliance with DCRI's licensing agreements, NovaCardia is required to hold current software license(s) for the requested dictionaries (MeDRA) in order for DCRI to provide the coded data to NovaCardia.

91.
The DCRI will test and validate coding and provide validation reports to NovaCardia.

92.
There will be two external sources of data electronically transferred to the DCRI during the course of the study; a central laboratory (ICON) and the IVRS vendor (ICTI).

93.
The DCRI assumes that the IVRS vendor will transfer IVRS data daily during the enrollment period.

94.
The DCRI will develop data transfer specifications for each provider and verify and reconcile all lab data.

95.
The DCRI will perform an audit on the database and provide documentation of the results of the audit that is reflected as an error rate. The audit will include 100% QC of selected key data to be determined by the NovaCardia and DCRI project team and 100% QC of 10% of all CRFs.

96.
The DCRI will provide data listings as needed within 24-hours of receipt of the request from NovaCardia or the DMC.

97.
The DCRI will lock the database within four-weeks after receipt of the last patient's last follow- up visit CRF pages.

98.
The DCRI will perform a final CRF inventory prior to completion of the study to verify that all CRFs have been collected. After completion of the study, original CRFs will be transmitted to NovaCardia for archival.

99.
One data transfer to NovaCardia will be required at the end of the study. This transfer will be in SAS format and generated after final approved study report.

Safety Surveillance

100.
All NA investigative sites will report SAE forms directly to the DCRI Safety Surveillance. All other sites will send SAE forms to Hesperion who will then forward to the DCRI the translated information.

101.
The DCRI assumes an SAE rate of approximately [. . .***. . .]% for a total of [. . .***. . .] SAEs out of [. . .***. . .] patients enrolled in the study.

102.
The DCRI Safety Surveillance will fax SAE forms for those events confirmed to meet SAE reporting criteria to NovaCardia within 1 business day of receipt.

103.
The DCRI Safety Surveillance will be responsible for preparing events for reporting to the regulatory authorities by generating a MedWatch/CIOMS report for those SAEs that are assessed as drug related by the investigator and determined to meet regulatory reporting criteria per DCRI's Medical Safety Monitor. DCRI Regulatory Services will submit the CIOMS form to Health Canada in accordance with Canadian regulations. NovaCardia will submit IND Safety Reports to the FDA in accordance with 21 CFR 312.32.

***Confidential Treatment Requested

104.
Hesperion will be responsible for reporting adverse events to the specific country authorities in accordance with ICH and country specific regulatory requirements.

105.
The DCRI Safety Surveillance will complete an IND Safety Alert letter and forward to DCRI Site Management and Hesperion for distribution to all participating investigators. The DCRI assumes that [. . .***. . .]% of the reported expedited events for the study will require reporting to the regulatory authorities for a total of [. . .***. . .] IND Safety Reports for the study.

106.
DCRI Safety Surveillance assumes the investigational sites will be responsible for the following activities:

•
Fax copies of SAE forms to DCRI Safety Surveillance within specified timeframe

•
Respond to queries for additional data/data clarification

•
Record adverse events on Case Report Form (CRF) per protocol

•
Inform site's IRB of adverse events in accordance with IRB guidelines

107.
The DCRI Safety Surveillance will be responsible for the following activities:

•
Participate in development of adverse event section of protocol

•
Write in-service material for SAE reporting process

•
Design trial-specific SAE reporting plan

•
Provide SAE form and instructions using DCRI standard template

•
Write trial-specific working instructions for SAE form processing using DCRI standard template

•
Provide input on development of adverse event related CRF pages

•
Participate in conference calls and teaching sessions with trial personnel and sites as needed

•
Participate in North American Investigator's Meeting

•
Receive and track SAE forms directly from U.S. and Canadian sites

•
Receive and track international SAE forms received from Hesperion

•
Perform clinical review of all SAE forms to confirm reportability, completeness, consistency, and/or need for further data and/or data clarification

•
Follow-up directly with U.S. and Canadian sites to obtain additional information and/or data clarifications

•
Follow-up with Hesperion to obtain additional information and/or data clarifications for Israel and EU sites

•
Write clinical narratives using DCRI standard template

•
Enter data from SAE forms into Clintrace safety database

•
Code expedited events using the MedDRA dictionary

•
Forward SAE forms (and Medical Monitor regulatory evaluation) to NovaCardia within 1 business day of receipt

•
Respond to NovaCardia's queries for data clarification and/or to obtain additional information from sites

108.
The DCRI Safety Surveillance will be responsible for the following regulatory reporting activities:

•
Obtain medical monitor review for medical clarity and regulatory reporting criteria

•
Generate MedWatch/CIOMS form

•
Perform analysis of similar events (if applicable)

•
Write Safety Alert Letters for regulatory reportable events

***Confidential Treatment Requested

  •
  Submit MedWatch/CIOMS forms and appropriate reports and line listings to NovaCardia (U.S. submission), DCRI Regulatory Services (Canadian submission), and Hesperion for review and submission to international regulatory authorities

  •
  Provide Safety Alert reports to DCRI Site Management to distribute to sites

  •
  Copy Safety Alert reports to NovaCardia and international regulatory CRO

  •
  Provide clinical narratives and line listings to DCRI Regulatory for final study report

109.
The DCRI Safety Surveillance will reconcile Hesperion event tracking with DCRI's Clintrace database and assist with reconciliation of DCRI's Clintrace safety database with DCRI's clinical database.

Data Monitoring Committee (DMC)

110.
NovaCardia will identify seven DMC members.

111.
After obtaining a CDA from DMC members, the DCRI will send each DMC member the protocol and Investigator Brochure (IB).

112.
The DCRI will negotiate agreements and honoraria and will administer payments to seven DMC members.

113.
The DCRI senior statistician will develop a draft and a final DMC Charter with input provided by DMC members and the DCRI faculty statistician including one round of review after a face-to-face meeting with the DMC members. This meeting will be to provide training to the DMC members on the protocol and the IB and to discuss the DMC Charter.

114.
NovaCardia and the DMC members will approve the DMC charter.

115.
The DMC will meet twice more face-to-face and twice via teleconference to review the analyses.

116.
The DCRI statistician will develop the DMC analysis plan and draft tables and listings.

117.
The DCRI statistician will finalize 15 unique tables, four unique figures, and ten unique listings for DMC reports to be reviewed by the DMC.

118.
There will be four DMC analyses prepared for the committee's review.

Biostatistics

119.
The DCRI's statistical team will review the statistical and DMC sections of the protocol.

120.
The DCRI SOPs will be followed in all statistical tasks.

121.
The DCRI statistical team will assist in the development of the CRF and will provide oversight of data and programming issues.

122.
The DCRI statistics team will provide one randomization scheme and review enrollment data on an ongoing basis.

123.
The DCRI statistics team will participate in the selection of critical variables for querying and will review queries that will be programmed into Clintrial™.

124.
The DCRI statistics team will provide a review of the Clintrial™ database setup and CRF annotation.

125.
The DCRI statistics team will develop the Final Statistical Analysis Plan.

126.
The DCRI statistics team will use descriptive statistics or unadjusted tests of significance for the analysis.

127.
DCRI's statistics team will create SAS analysis file specifications and programming for the analyses files to be used in report generation.

128.
DCRI's statistics team will prepare, validate, and review all tables, listings and figures for the final analysis. The final analysis will include 15 unique and 15 repeat tables, four repeat figures, and 10 unique and 10 repeat listings.

129.
NovaCardia will review and approve all tables, listings, and figures for the final analysis. Additional tables, figures or listings will be considered a change in scope.

130.
DCRI's statistics team will see that the database meets the specified quality and completeness criteria, specified by DCRI and NovaCardia, before it is locked.

131.
The DCRI statistics team will produce the final analysis per the final statistical plan.

132.
DCRI's statistics team will provide statistical support for the clinical study report.

133.
DCRI's statistics team will archive the database.

134.
DCRI's statistics team will archive the SAS analysis files, programs, and all reports that are generated throughout the trial.

135.
The DCRI statistician will attend all team meetings including teleconferences with NovaCardia.

136.
DCRI's statistics team will provide a test data transfer and the final data transfer to NovaCardia in DCRI SAS format with the appropriate documentation via an FTP site or secure electronic data transfers.

Clinical Events Classification Management

137.
The DCRI CEC team will work with NovaCardia and the DCRI data management and statistical teams to design event triggers programming, 10 triggered events are assumed.

138.
The event triggers will be programmed into the clinical database.

139.
The DCRI CEC team will prepare events packets and coordinate independent CEC physician reviews. Four hundred events are assumed.

140.
The DCRI CEC team will track the flow of forms received from the sites, reports received from the DCRI, and event packages sent to and from the reviewers.

141.
The DCRI assumes 400 events to be adjudicated.

142.
The DCRI CEC team will enter the final adjudication results into the database and will maintain the CEC files.

143.
The DCRI will identify, contract with, and pay honorarium to the CEC physician reviewers.

Medical Writing Clinical Study Report

144.
The DCRI will develop and prepare the final clinical study report (CSR).

145.
The DCRI Medical Writer will attend team meetings and teleconferences on an as needed' basis, determined by the DCRI project leader or at the request of NovaCardia.

146.
The DCRI Medical Writer will prepare the CSR using a DCRI document template compliant with ICH and FDA guidance, or if preferred, an appropriate template provided by NovaCardia.

147.
Before final data are available, the DCRI Medical Writer will prepare an annotated outline (shell) of the CSR to include title pages, introductory and study design sections, the proposed format for results presentation, and appendices to the report.

148.
DCRI regulatory services, Clinical Cardiology Representatives, the Project Leader, and the Lead Statistician will provide internal review and comments.

149.
The CSR annotated outline will then be sent to NovaCardia for review and comments.

150.
Once the SAS display of the final analyses is available, the DCRI Medical Writer will complete the populated draft CSR with statistical support from the DCRI statistician. A maximum of three review cycles of the draft CSR are assumed.

151.
For each review cycle, the draft populated CSR would undergo 1) DCRI internal review initially by the DCRI project team; 2) revisions from DCRI incorporated by the Medical Writer; 3) review by NovaCardia project team members, designated by NovaCardia; 4) NovaCardia reviewers' comments incorporated by the DCRI Medical Writer.

152.
NovaCardia will approve the final CSR.

153.
This estimate assumes that the DCRI Medical Writer will generate descriptive content for all endpoints.

Medical Writing Manuscript

154.
The DCRI will provide a publications manager to work with the project team.

155.
The DCRI will prepare one manuscript.

156.
NovaCardia will review the manuscript.

Cost Estimate Protect I & II

[. . .***. . .]

***Confidential Treatment Requested

[. . .***. . .]

Project GRAND TOTAL	$[. . .***. . .]	$[. . .***. . .]	$28,716,239

        Hesperion detailed budgets and scope-of-work was included in the June 29th proposal as Attachment 1 and the Outcomes Analysis budget and scope of work were included as Attachment 2.

Payment Terms

        The DCRI will invoice completed units on a monthly basis. The DCRI will also invoice on 30 day projected expenditures for investigator grant payments. All invoices will be payable by NovaCardia within 30 days of the invoice date. An invoice upon execution of this document for 'upfront' payments will be issued to NovaCardia for the following amount:

***Confidential Treatment Requested

  $[. . .***. . .] Payment July 1, 2006

  $[. . .***. . .] Payment August 1, 2006

        The upfront payments received for fees, estimated pass through expenses, and investigator grants payments will be applied to the final project invoices. Please note that NovaCardia will pay only actual pass-through expenses as invoiced plus the agreed upon % overhead fee.

Duration of Proposed Terms

        The terms described in this proposal are a current statement of the terms upon which the DCRI would be willing to proceed with this project. The terms are subject to negotiation and execution of a written agreement, which will supersede the contents of this proposal. The terms and conditions contained in this proposal shall remain in effect until August 2006. After that date, the terms and descriptions may be subject to change.

Changes to Existing Proposal

        This proposal is an integrated document. A change to the scope or terms of one portion of the document may result in a change to terms or descriptions contained in another section, including the fees payable to the DCRI for its activities. All descriptions of activities and the fees included in this proposal are based upon the information received to date from NovaCardia. If that information changes or an assumption proves to be incorrect based upon changes in the underlying information, certain of the descriptions included in this proposal may change.

Ultimate Authority

        NovaCardia has the ultimate authority and responsibility for this project. If selected, the DCRI will provide activities to NovaCardia relative to the study, all of which will be subject to NovaCardia' approval and pursuant to NovaCardia' instructions.

***Confidential Treatment Requested

APPENDIX 3

DISCLOSURE OF FINANCIAL INTERESTS AND ARRANGEMENTS

        As a condition of participating as a clinical investigator in the protocol entitled, "                        " (the "Study") sponsored by NovaCardia, Inc. ("NovaCardia"), please provide the appropriate information and responses to the following statements.

Name:
Title:
Organization/CRO:	Date:

Please mark the applicable checkboxes.

[ ]	None.
☐	I have financial arrangement(s) with NovaCardia in which the value of the compensation for conducting the Study could be influenced by the outcome of the Study.
☐
I have received or will receive from NovaCardia, previously and during the time of the Study and for one year after its completion, payment(s) of other sorts (e.g., grants to fund other ongoing research, compensation in the form of equipment not for the Study, retainer for ongoing consultation, or honoraria) that have a monetary value of more than $25,000. Such payment(s) exclude the costs of conducting the Study or other clinical studies.
☐	I have any proprietary interest(s) in the product tested in the Study.
☐
During the time of the Study and for one year after its completion, I will hold significant equity interest in NovaCardia. "Significant equity interest" means any (1) ownership interest, stock options or other financial interest whose value cannot be readily determined through reference to public prices; or (2) equity interest in a publicly traded corporation that exceeds $50,000.

        For those statements I have checked, details of the individual financial arrangements (if any) and interests are attached, along with a description of steps taken to minimize the potential bias of Study results by any of the disclosed arrangements or interests.

        NovaCardia agrees to treat as confidential all financial arrangements and interests attached to this Exhibit and to use such disclosure to meet the requirements placed on NovaCardia under 21 C.F.R. Part 54. Investigator acknowledges and agrees that NovaCardia may use such disclosure for this purpose. During the time of the Study and for one year after its completion, Investigator shall notify NovaCardia in writing of any change to the information provided in this Exhibit.

Signature:	Date:

APPENDIX 4

PUBLICATIONS COMMITTEE CHARTER

        The purpose of the Publications Committee pertaining to the Study shall be to further the communication of medical research and scientific data gathered in the Study.

        The composition of the Publications Committee shall be as follows, with NovaCardia selecting its representatives, Duke selecting its representatives and NovaCardia selecting all other representatives:

  •
  The two pivotal study co-chairs

  •
  Two representatives from Duke University

  •
  The European principal investigator

  •
  Two at-large investigators

  •
  Two representatives from NovaCardia

  •
  Duke University Statistician (non-voting)

        Notwithstanding the foregoing, if the nature of the Study so requires, NovaCardia and Duke may agree to change the composition of the Publications Committee. The co-chairs of the Publications Committee shall be one pivotal study co-chair and one representative of NovaCardia. NovaCardia may, in consultation with the Study co-chairs, fill any vacancies on the Publications Committee due to resignations or the removal of members by NovaCardia "for cause". Any replacement will retain the relative academic balance of the Committee.

        Decisions of the Publications Committee shall be made by consensus, and there shall be no restrictions on the topics or analytical approaches used in developing manuscripts, other than those imposed by the Publication Committee.

        The Publications Committee will act as an independent body of scientific and medical experts with the following responsibilities:

          1)    The Publications Committee shall review and approve analyses suggested by the investigators and participating institutions in the study.

          2)    The Publications Committee shall read and constructively critique all manuscripts that result from an approved analysis regarding the Study prior to submission for presentation or publication.

          3)    The Publications Committee shall consider each such manuscript proposal with due regard for the scientific merit of the proposed publication with the aim of promoting the dissemination of scientific and medical knowledge, and shall vote as to whether each such manuscript is appropriate for publication.

          4)    The Publications Committee shall require that all manuscripts approved by the Publication Committee conform to the Uniform Requirements for Manuscripts Submitted to Biomedical Journals guidelines of the International Committee of Medical Journal Editors (http://www.icmje.org) (the "Uniform Requirements"). The Publications Committee shall require that all publications give NovaCardia and NovaCardia's personnel appropriate credit for any direct contribution made by them, and shall acknowledge NovaCardia's support in all publications and presentations.

        The Publications Committee shall submit to NovaCardia, at least thirty (30) calendar days prior to submission for publication, each publication which has been approved by the Publications Committee. If NovaCardia determines that the proposed publication contains patentable subject matter which requires protection, NovaCardia may require the delay of such publication for an additional period of time not to exceed sixty (60) calendar days for the purpose of filing patent applications.

QuickLinks

  Exhibit 10.11
Project Protocols